BRITISH COLUMBIA
The Best Place on Earth

Ministry
of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
November 15, 2007

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 15, 2007 10:44 AM Pacific Time

Incorporation Number: **C0808492**

Recognition Date and Time: Continued into British Columbia on November 15, 2007 10:44 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

SENSE TECHNOLOGIES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Doviak, Robert

Mailing Address:
3433 AMHERST DRIVE
DALLAS TX 75225
UNITED STATES

Delivery Address:
3433 AMHERST DRIVE
DALLAS TX 75225
UNITED STATES

Last Name, First Name, Middle Name:
Schreiner, Bruce E

Mailing Address:
4239 SPRINGVIEW
GRAND ISLAND NE 68803
UNITED STATES

Delivery Address:
4239 SPRINGVIEW
GRAND ISLAND NE 68803
UNITED STATES

Last Name, First Name, Middle Name:
Iman, James

Mailing Address:
6329 MALVERY
FORT WORTH TX 76116
UNITED STATES

Delivery Address:
6329 MALVERY
FORT WORTH TX 76116
UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	20,000,000	Preferred Shares	Without Par Value With Special Rights or Restrictions attached
1.	5,000,000	Series A Preferred	Special Rights or Restrictions are attached